EXHIBIT 11



                                     AMGEN INC.

                          COMPUTATION OF PER SHARE EARNINGS
                                 PRIMARY COMPUTATION

                        (In millions, except per share data)
                                     (Unaudited)


                                                        Three Months Ended
                                                             March 31,
                                                          1997      1996
                                                        ------     ------

         Net income .................................   $180.3      $143.6
                                                        ======      ======

         Applicable common and common stock
          equivalent shares:

           Weighted average shares of common stock
             outstanding during the period ...........   265.2       266.0

           Incremental number of shares outstanding
             during the period resulting from the
             assumed exercises of stock options ......    12.9        17.6
                                                        ------      ------

         Weighted average shares of common stock and
          common stock equivalents outstanding during
          the period .................................   278.1       283.6
                                                        ======      ======

         Earnings per common share primary ...........  $  .65      $  .51
                                                        ======      ======


                                                                   EXHIBIT 11


                                     AMGEN INC.

                          COMPUTATION OF PER SHARE EARNINGS
                              FULLY DILUTED COMPUTATION

                        (In millions, except per share data)
                                     (Unaudited)


                                                        Three Months Ended
                                                             March 31,
                                                          1997      1996
                                                        ------     ------

         Net income .................................   $180.3      $143.6
                                                        ======      ======

         Applicable common and common stock
          equivalent shares:

           Weighted average shares of common stock
             outstanding during the period ...........   265.2       266.0

           Incremental number of shares outstanding
             during the period resulting from the
             assumed exercises of stock options ......    12.9        17.6
                                                        ------      ------

         Weighted average shares of common stock and
          common stock equivalents outstanding during
          the period .................................   278.1       283.6
                                                        ======      ======

         Earnings per common share fully diluted .....  $  .65      $  .51
                                                        ======      ======